                                                                 Exhibit (a)(2)

                              LETTER OF TRANSMITTAL

     TO TENDER CERTAIN OPTIONS TO PURCHASE SHARES OF CLASS A COMMON STOCK
                              FOR RESTRICTED STOCK
          PURSUANT TO THE OFFER TO EXCHANGE DATED FEBRUARY 12, 2003


                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
              11:59 P.M., CENTRAL STANDARD TIME, ON MARCH 14, 2003,
                          UNLESS THE OFFER IS EXTENDED



To:      Waddell & Reed Financial, Inc.
         6300 Lamar Avenue
         Overland Park, Kansas 66202
         Attention:  Janae Hartl
         Telephone:  (913) 236-2391
         Facsimile:  (913) 236-2379

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA E-MAIL WILL NOT CONSTITUTE A VALID DELIVERY.

To Waddell & Reed Financial, Inc.:

Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 12, 2003 (the "Offer to Exchange"), the receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter") (collectively, as they may be amended from time to time, the "Offer"), I hereby tender to Waddell & Reed Financial, Inc., a Delaware corporation (the "Company"), all of my options to purchase shares of Class A Common Stock, par value $.01 per share, (the "Common Stock") that have an exercise price of at least $25.4375 per share, such options being listed on the Personnel Summary Report attached to this Letter as Appendix A (the "Options"), in exchange for shares of Restricted Stock. All capitalized terms used in this Letter but not defined shall have the meaning given to them in the Offer to Exchange.

Subject to the terms and conditions of the Offer, I will receive shares of Restricted Stock in exchange for the Options that I tender and that are accepted by the Company for exchange and cancellation. I understand that all shares of Restricted Stock will be issued under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Plan"). The Restricted Stock will be subject to the terms and conditions set forth in the Plan and a Restricted Stock award agreement between the Company and me.

I also understand that, if I am an employee of the Company, in order to be issued shares of Restricted Stock in the Offer, I must elect in this Letter either to (a) provide cash payment to the Company of the applicable federal, state and local income and withholding tax obligations with respect to the shares of Restricted Stock, or (b) pursuant to the Plan, elect to have the Company

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satisfy applicable federal, state and local income and employment withholding tax obligations, in which case the Company will purchase from me a number of the shares of Restricted Stock issued to me in connection with this Offer, having a market value, as of the date of issuance of the shares, equal to the amount of such obligations. I UNDERSTAND THAT IF I DO NOT MAKE SUCH AN ELECTION IN THIS LETTER, I WILL BE DEEMED TO HAVE ELECTED OPTION (B) STATED ABOVE.

I understand that if I am a Non-employee Director or one of the Company's consultants or financial advisors, I am directly responsible to the appropriate taxing authorities for payment of my individual tax obligations arising in connection with this Offer, and I understand that I may elect to have the Company purchase from me a number of shares of the Restricted Stock issued to me in connection with this Offer having a market value, as of the date of the issuance of the shares, equal to the amount of my applicable federal, state and local tax obligations, in which case the Company will deliver the proceeds of such purchase to me for submission by me, along with any amounts owed as a result of any employment withholding tax obligations, to the appropriate taxing authorities; provided, however, that I understand that in any event I will remain solely responsible to the appropriate taxing authorities for the payment of all of my applicable employment withholding tax obligations. I UNDERSTAND THAT IF I DO NOT MAKE SUCH AN ELECTION IN THIS LETTER, I WILL BE DEEMED TO HAVE ELECTED TO SATISFY MY OWN INDIVIDUAL FEDERAL, STATE AND LOCAL INCOME AND EMPLOYMENT WITHHOLDING TAX OBLIGATIONS BY SUBMITTING PAYMENT FOR SUCH OBLIGATIONS DIRECTLY TO THE APPROPRIATE TAXING AUTHORITIES.

I also understand that I may not tender any shares of Class A Common Stock that I own, including any shares of Class A Common Stock that I own as a result of exercising options granted to me.

Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby. I hereby agree that I shall have no further right or entitlement to purchase any shares of Class A Common Stock under the tendered Options that are accepted by the Company for cancellation or any other rights or entitlements under those cancelled options. I further agree that I hereby waive the "stock option restoration program" provision as contemplated in Section 5(n) of the Plan and in the applicable stock option agreement(s) with respect to any options to purchase Class A Common Stock of the Company not tendered pursuant hereto.

I acknowledge that the Company has advised me to consult with my own advisors as to consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement(s) to which the Options I am tendering hereby are subject and an amendment to the option agreement(s) evidencing Options that I am not tendering hereby to the extent such agreement or agreements contain a "stock option restoration program" provision.

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I acknowledge that if I am a division or district manager of the Company my
Restricted Stock award agreement will contain a non-solicitation agreement between the Company and me as described in the Offer to Exchange.

I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

By execution hereof, I understand that tenders of Options pursuant to the procedure described in section 3 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

The name of the registered holder of the Options tendered hereby appears below exactly as it appears on the option agreement(s) representing such Options. Subject to the terms and conditions of the Offer, I understand that
(a) if I tender any Options that are eligible to be exchanged in the Offer, I must tender all of my Options that are eligible to be exchanged in the Offer that remain outstanding, and (b) I am not required to tender any Options in the Offer. I also understand that all of such Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn will be exchanged for Restricted Stock, upon the terms and subject to the conditions of the Offer, including the conditions described in sections 1 and 6 of the Offer to Exchange. The term "Expiration Date" means 11:59 p.m., Central Standard Time, on March 14, 2003, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

The Offer is not being made to (nor will tenders of Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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I have read, understand and agree to all of the terms and conditions of the
Offer and hereby tender to Waddell & Reed Financial, Inc. all of my options listed on the Personnel Summary Report attached to this Letter as Appendix A.

                           (SEE INSTRUCTIONS 1 AND 2)

Please complete and sign the following exactly as your name appears on the option agreement(s) evidencing the Options. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                                  SIGNATURE OF HOLDER



                                  ---------------------------------------------
                                  (Signature of Holder or Authorized Signatory)

                                  Date:                                  , 2003
                                               -------------------------
                                  Name:
                                               --------------------------------
                                                          (Please Print)

                                  Capacity:
                                               --------------------------------

                                  Home Address:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------
                                                          (Please Print)

                                  Home Telephone No. (with area code):

                                               --------------------------------

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IF YOU ARE AN EMPLOYEE OF THE COMPANY (INCLUDING RVPS AND DIVISION AND
DISTRICT MANAGERS), PLEASE CHECK ONE OF THE FOLLOWING:

/ / (a) I hereby elect to provide cash payment to the Company of the applicable federal, state and local income and withholding taxes with respect to the shares of Restricted Stock to be issued to me in the Offer.

/ / (b) I hereby elect to have the Company satisfy applicable federal, state, and local income and employment withholding tax obligations by purchasing from me a number of the shares of Restricted Stock issued to me in connection with this Offer, having a market value, as of the date of issuance of the shares, equal to the amount of such tax obligations.

IF YOU ARE A NON-EMPLOYEE DIRECTOR OR ONE OF THE COMPANY'S CONSULTANTS OR FINANCIAL ADVISORS, PLEASE CHECK ONE OF THE FOLLOWING:

/ / (a) I hereby elect to pay directly to the appropriate taxing authorities all applicable federal, state and local income and employment withholding taxes with respect to the shares of Restricted Stock to be issued to me in the Offer.

/ / (b) I hereby elect to have the Company purchase from me a number of the shares of Restricted Stock issued to me in connection with this Offer, having a market value, as of the date of issuance of the shares, equal to the amount of federal, state, and local income tax obligations, and deliver the proceeds of such purchase to me for submission by me, along with any amounts I owe as a result of any employment withholding tax obligations of which I am solely responsible for payment thereof, to the appropriate taxing authorities.

Please complete the following tax information if you are (1) an employee and have elected either options (a) or (b) above, or (2) are a Non-employee Director or one of the Company's Consultants or financial advisors and have elected option (b) above. State and local tax rates are attached hereto.

Effective Federal tax rate                            ____________
(enter your rate of 27%, 30%, 35% or 38.6%)

State tax rate for _______ (list state)               ____________
(not to exceed the maximum rate)

Local tax rate for __________                         ____________


The Company will calculate FICA and Medicare tax withholding for employees.

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER


     1. DELIVERY OF LETTER OF TRANSMITTAL. In order to participate in the Offer, you must fully complete and execute this Letter (or a facsimile thereof) and any other documents required by this Letter. We must receive your Letter and all other required documents at our address or by facsimile to the following ON OR BEFORE MARCH 14, 2003 (the "Expiration Date"):
                           Waddell & Reed Financial, Inc.
                           6300 Lamar Avenue
                           Overland Park, Kansas 66202
                           Attention:  Janae Hartl
                           Telephone:  (913) 236-2391
                           Facsimile:  (913) 236-2379

         The method by which you deliver any required documents is at your option, risk and expense, and the DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. If you elect to deliver your documents by mail, we recommend that you use registered mail with return receipt requested and that you properly insure the documents. If delivery is by fax, we recommend that you send the original documents to us. In all cases, you should allow sufficient time to ensure timely delivery. We will not accept delivery by e-mail.

         You may withdraw your tender of options at any time prior to March 14, 2003. If the Company extends the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration date of the Offer. In addition, if we have not accepted your tendered options for exchange by 11:59 p.m., Central Standard Time, on March 14, 2003, you may withdraw your tendered options at any time after March 14, 2003, until they are accepted for exchange. To withdraw tendered options you must deliver a written notice of withdrawal, or a facsimile thereof, to us with the required information while you still have the right to withdraw the tendered options. The notice of withdrawal must specify your name and clearly state that you desire to withdraw your options from the offer. If you decide to withdraw your tendered options, you must withdraw ALL OF THEM, and not just a portion thereof, and your decision to withdraw your offer may not be rescinded. Any options you elect not to withdraw thereafter will not be deemed to be tendered for the exchange unless you properly re-tender the options prior to March 14, 2003 or any extended expiration date by following the procedures described above.

         We will not accept any alternative, conditional or contingent tenders. By execution of this Letter (or a facsimile of it), you waive any right to receive any notice of the acceptance of your tender, except as provided for in the Offer to Exchange.

2. SIGNATURES ON THIS LETTER OF TRANSMITTAL. Your signature on this Letter must correspond with the name as written on the face of the option agreement(s) to which the options are subject without alteration, enlargement or any change whatsoever.

         If you are a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, you should indicate as such when signing, and you must submit proper evidence satisfactory to us of your authority to so act with this Letter.

3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to William
         D. Howey, Jr., 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone: (913) 236-1902, facsimile: (913) 236-1909). Copies will be furnished promptly at our expense.

4. IRREGULARITIES. We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to Eligible options or to be issued as Restricted Stock. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any or all tenders of options that we determine do not comply with the conditions of the Offer, are not in proper form or the acceptance of which is unlawful. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular options or any particular option holder, and our interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THIS LETTER (OR A FACSIMILE COPY HEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US ON OR PRIOR TO MARCH 14, 2003.

5. IMPORTANT TAX INFORMATION. You should refer to section 13 of the Offer to Exchange, which contains important tax information.

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                             STATE TAX RATE FOR 2003


JURISDICTION          TAX RATE                                  JURISDICTION           TAX RATE
------------          --------                                  ------------           --------
Alabama               5%                                        Montana                6%
Alaska                No state income tax                       Nebraska               5%
Arizona               10% of federal income tax withheld        Nevada                 No state income tax
Arkansas              7%                                        New Hampshire          No state income tax
California            9.30%                                     New Jersey             6.50%
Colorado              4.63%                                     New Mexico             8.2%
Connecticut           4.5%                                      New York               7.35%
Delaware              5.95%                                     North Carolina         6%
D.C.                  9.30%                                     North Dakota           3.92%
Florida               No state income tax                       Ohio                   3.5%
Georgia               6%                                        Oklahoma               7%
Hawaii                7.60%                                     Oregon                 9%
Idaho                 7.8%                                      Pennsylvania           2.8%
Illinois              3%                                        Rhode Island           7%
Indiana               3.4%                                      South Carolina         7%
Iowa                  6%                                        South Dakota           No state income tax
Kansas                5%                                        Tennessee              No state income tax
Kentucky              6%                                        Texas                  No state income tax
Louisiana             3%                                        Utah                   6.50%
Maine                 5%                                        Vermont                7.20%
Maryland              7.87%                                     Virginia               5.75%
Massachusetts         5.30%                                     Washington             No state income tax
Michigan              4%                                        West Virginia          6.50%
Minnesota             6.25%                                     Wisconsin              6.75%
Mississippi           5%                                        Wyoming                No state income tax
Missouri              6%

                         CITY & LOCAL TAX RATES FOR 2003


JURISDICTION                          TAX RATE     JURISDICTION                            TAX RATE
------------                          --------     ------------                            --------
Birmingham, AL                        1.00%
Jefferson County, AL                  0.50%
Brown County, IN                      1.25%
Clinton, IN                           1.25%
Johnson County, IN                    1.00%
Marion County, IN                     0.70%
Tippecanoe County, IN                 1.00%
Covington, KY                         2.50%
Fort Wright, KY                       1.00%
Lexington, KY Resident                2.25%        Lexington, KY Non-resident              2.25%
Louisville, KY Resident               2.20%        Louisville, KY Non-resident             1.45%
Owensboro, KY                         1.33%
St. Matthews, KY                      0.75%
Baltimore County, MD                  2.76%
Charles, Allegany County, MD          2.81%
Howard County, MD                     2.41%
Montgomery County, MD                 2.90%
Prince George County, MD              3.00%
Talbot County, MD                     1.75%
Washington County, MD                 2.51%
Worcester County, MD                  1.25%
Grand Rapids, MI Resident             1.30%        Grand Rapids, MI Non-resident           0.65%
Lansing, MI Resident                  1.00%        Lansing, MI Non-resident                0.50%
Muskegon, MI Resident                 1.00%        Muskegon, MI Non-resident               0.50%
Kansas City, MO                       1.00%
New York City, NY Resident            4.00%        New York City, NY Non-resident          0.25%
Blue Ash, OH                          1.00%
Cincinnati, OH                        2.10%
Columbus, OH                          2.00%
Dublin, OH                            2.00%
Findlay, OH                           1.00%
Kettering, OH                         1.75%
Toledo, OH                            2.25%
Willoughby, OH                        2.00%
Allentown, PA                         1.00%
Camp Hill, PA                         1.00%
Erie, PA                              1.00%
Harrisburg, PA Resident               2.00%        Harrisburg, PA Non-resident             1.00%
Mechanicsburg, PA Resident            1.70%        Mechanicsburg, PA Non-resident          1.00%
Parkland School District, PA          1.00%
Philadelphia, PA Resident             4.56%        Philadelphia, PA Non-resident           3.97%
Pittsburgh, PA                        1.50%
Wyomissing, PA                        1.00%


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

                                   APPENDIX A




                 [Insert Individual Personnel Summary Report]










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